Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Teresa Fausti	Helen Chung
	Clearwire	Clearwire
	425-216-4556	425-216-4551
	teresa.fausti@clearwire.com	helen.chung@clearwire.com
CLEARWIRE SUCCESSFULLY COMPLETES FIRST PHASE OF
MOBILE WIMAX FIELD TRIAL
Field Trial Near Portland, Oregon Meets 802.16e Performance Expectations
     KIRKLAND, Wash., May 21, 2007 — Clearwire Corporation (NASDAQ: CLWR) announced today the successful completion of the first phase of one of the country’s first mobile WiMAX field trials. The field trial in the Portland, Ore. suburb of Hillsboro jointly conducted with Intel Corporation and Motorola, Inc. is using infrastructure equipment based on the IEEE 802.16e standard and relying on Clearwire’s spectrum in the 2.5GHz frequency band. The first phase of the field trial focused on coverage, capacity and speed associated with the air interface.
     “The successful completion of the first phase of our mobile WiMAX trial is a significant milestone in our efforts to commercially deploy true mobile broadband services in the U.S.,” said Scott Richardson, Clearwire chief strategy officer and a WiMAX innovator instrumental in the creation and development of the WiMAX standard. “By demonstrating initial performance consistent with the WiMAX industry standards, we are making great progress in our ability to evolve our networks to take advantage of the benefits of a standards-based technology for future Clearwire subscribers.”
     “The expected ability of Clearwire to deliver always-on, high-speed broadband at a good value using self-provisioning wireless devices over a WiMAX network should enable mass market adoption,” said Berge Ayvazian, chief strategy officer of Yankee Group. “Based on open standards, this advanced WiMAX technology solution will fill the substantial need for very fast, truly personal broadband and mobile Internet access.”

     WiMAX is a standards-based wireless technology for providing high-speed, last mile broadband connectivity to residents and businesses and for mobile wireless networks. The first phase of the trial achieved the coverage, capacity and speed guidelines as set by the WiMAX Forum, an industry-led, not-for-profit organization formed to certify and promote the compatibility and interoperability of broadband wireless products based on the IEEE 802.16e standard.
     Clearwire, Intel and Motorola are working on both the standards process and the development of network infrastructure that will enable the delivery of fast, reliable and mobile broadband services. The first phase of the field trial covered 15 square miles in Hillsboro using a mobile WiMAX laptop card, the first to be based on WiMAX. Individuals testing the card received true broadband connections with multi-megabit speeds. The next phase of the mobile WiMAX field trial will expand to cover 145 square miles and a greater number of users and devices on the network.
     “With the completion of the first phase of our field trial we are on track to deliver the first integrated mobile WiMAX solution with next-generation Intel® Centrino® processor technology in 2008,” added Sriram Viswanathan, vice president, Intel Capital and general manager, WiMAX Program Office. “We look forward to the next phase of our field trial that will include more people, wider coverage and greater mobility to ultimately help deliver the true promise of WiMAX.”
     “The early results of this field trial validate that the design features and functionality of our mobile WiMAX infrastructure solutions can deliver the performance our customers expect,” said Fred Wright, senior vice president, Wireless Broadband, Motorola Home and Networks Mobility. “This milestone is a great step toward the commercial readiness of our collaborative effort to bring a truly mobile broadband service to market.”
About Clearwire
     Clearwire, founded in October 2003 by Craig O. McCaw, is a provider of reliable, wireless high-speed Internet service. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 38 U.S. markets, covering approximately 8.9 million people in more than 400 municipalities in Alaska, California, Florida, Hawaii, Idaho, Minnesota, Nevada, North Carolina, Oregon, Texas, Washington and Wisconsin in the United States, as well as 1.2 million people in Ireland and Belgium. In addition, wireless high-speed Internet services are offered in Mexico and Denmark by Clearwire’s partners, MVS Net and Danske Telecom. For more information, visit www.clearwire.com.
###

Forward-Looking Statements
     This release contains forward-looking statements which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Forward-looking statements may include, without limitation, the Company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Clearwire’s control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10Q filed on May 15, 2007. Clearwire assumes no obligation to update or supplement such forward-looking statements.